Exhibit 99.2

News Release

Contact:	Investors	Media
	Steve Shriner	Hugh Suhr
	(404) 827-6714	(404) 827-6813

For Immediate Release

August 9, 2010

SunTrust Announces Tender Offer Pricing

ATLANTA—SunTrust Banks, Inc. (NYSE: STI) announced today that it has determined the purchase prices in SunTrust Bank’s cash tender offer (the “Tender Offer”) to purchase up to $750,000,000 aggregate principal amount of certain of its currently outstanding subordinated debt securities (the “Notes”). Earlier today, SunTrust Bank (the “Company”) also announced the principal amount of validly tendered and not validly withdrawn Notes as of 5:00 p.m., New York City time, on August 6, 2010 (the “Early Tender Date”).

The purchase prices of the Notes were set in accordance with procedures described in the Offer to Purchase dated July 26, 2010. The purchase prices were determined by reference to the applicable Fixed Spread (listed in the table below) over the applicable Reference Yield based on the bid-side price of the applicable Reference Treasury Security (also listed below) as of 2:00 p.m, New York City time, today. The formula for determining the Total Consideration is set forth in Schedule A of the Offer to Purchase. Holders who validly tendered, and did not validly withdraw, Notes on or before the Early Tender Date will receive the Total Consideration for each $1,000 principal amount of such Notes the Company accepts for purchase. Holders who validly tender Notes after that time will receive the Tender Offer Consideration, which excludes the Early Tender Premium ($30 per $1,000 principal amount), for each $1,000 principal amount of such Notes the Company accepts for purchase.

The settlement date is scheduled to be August 23, 2010. Accrued and unpaid interest up to, but not including, the settlement date will be paid in cash on all validly tendered and accepted Notes. The Company will announce final results of the Tender Offer on that date.

SunTrust Robinson Humphrey, Inc., Citigroup Global Markets Inc. and UBS Securities LLC are acting as joint dealer managers for the Tender Offer. Global Bondholder Services Corporation is acting as Information Agent. Contact information for the dealer managers and the Information Agent is listed on the back cover of the Offer to Purchase.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any securities. Any such offer or solicitation will be made only by means of the Offer to Purchase dated July 26, 2010.

Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements regarding the expected execution and timing of the Tender Offer are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Item 1A of Part I of our 10-K and in other periodic reports that we file with the SEC.

About SunTrust

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. As of June 30, 2010, SunTrust had total assets of $170.7 billion and total deposits of $118.7 billion. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides mortgage banking, insurance, brokerage, investment management, equipment leasing and investment banking services. SunTrust’s Internet address is suntrust.com